UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2014

NCI, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51579	20-3211574
(State or Other Jurisdiction of Incorporation)	(commission file number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2014, NCI, Inc. and its subsidiaries entered into an Amended and Restated Loan and Security Agreement with SunTrust Bank, which acted as administrative agent for the lenders, SunTrust Robinson Humphrey, Inc., which acted as lead arranger and book manager, Citizens Bank of Pennsylvania as Syndication Agent, and Branch Banking and Trust as Documentation Agent, and SunTrust Bank, Branch Banking and Trust Company of Virginia, Citizens Bank of Pennsylvania, and Capital One, N.A., as the lenders. The Amended and Restated Loan and Security Agreement replaces the prior Amended and Restated Loan and Security agreement relating to the Company’s $80.0 million revolving credit facility.

The Amendment modifies certain provisions of the Company’s Amended and Restated Loan and Security Agreement, including, among other things, (i) definitions for the “Commodity Exchange Act”, “Excluded Swap Obligation”, “Qualified ECP Borrower”, and “Swap Obligation”, (ii) the Obligations (as defined in the Loan Agreement), shall not include Excluded Swap Obligations, (iii) the form of Exhibit A referenced in the definition of “Covenant Compliance Certificate” contained in Section 1 of the Loan Agreement and attached to the Loan Agreement is amended to read as set forth in Annex 1 attached hereto and made part hereof and part of the Loan Agreement as Exhibit A, (iv) a change in the definition of “Index Rate”, and (v) the deletion of the definition of “Minimum Tangible Net Worth Compliance Level” and “Tangible Net Worth” from Section 1 of the Loan Agreement.

The foregoing description is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

On December 24, 2014, NCI, Inc., entered into a definitive stock purchase agreement to acquire Computech, Inc., a leader in agile and lean application software development and IT operations and maintenance. The transaction is expected to close on January 1, 2015, following the satisfaction of customary closing conditions.

Under the terms of the Purchase Agreement, the purchase price will be approximately $56 million in cash, subject to certain working capital and other adjustments as of the closing date. The purchase price will be funded through a combination of cash on hand and borrowings under NCI’s senior credit facility

The foregoing description is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the press release, dated December 29, 2014, announcing the acquisition is attached hereto as Exhibit 99.1.

(d) Exhibits.

Exhibit No.	Description

2.1

Stock Purchase Agreement among NCI Information Systems, Inc., a wholly owned subsidiary of NCI, and stockholders of Computech, Inc. dated as of December 24, 2014.

(The appendices and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NCI, Inc. hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any omitted appendices and exhibits upon request therefore by the Securities and Exchange Commission.)

10.1	Amended and Restated Loan and Security Agreement, dated December 22, 2014, by and among NCI, Inc., as the Parent Borrower, each of the Subsidiary Borrowers identified on the signature pages thereto, the several banks and financial institutions from time to time parties to the agreement, and SunTrust Bank as the Administrative Agent.

99.1	NCI’s press release dated December 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: December 29, 2014	By:	/s/ Michele R. Cappello
Michele R. Cappello
Senior Vice President, General Counsel, and Secretary